Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

of MOOG INC.

Effective November 15, 2021

Exhibit 3.1

BY-LAWS OF
MOOG INC.

ARTICLE I MEETINGS OF SHAREHOLDERS
Sec. 1.01. ANNUAL MEETING. The Annual Meeting of Shareholders shall be held not more than 180 days after the end of the fiscal year of the Corporation at such date, time and place within or without the State of New York as shall be established by resolution of the Board of Directors.

Sec. 1.02. SPECIAL MEETING. Special Meetings of Shareholders, unless otherwise provided by law, may be called at any time by resolution of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting and only such business may be transacted as is related to the purpose or purposes set forth in such request. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting. Such meetings shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as the Board of Directors shall designate.

Sec. 1.03. NOTICE OF MEETING. The Secretary or any other person authorized by the Board of Directors shall serve personally, by mail or by electronic transmission upon each shareholder entitled to vote thereat a written notice of any meeting, addressed to each such shareholder at his or her address as it appears on the books of the Corporation. Such notice shall state the place, date and hour of such meeting. If the notice is of a special meeting, it shall also state the purpose or purposes for which such meeting is called, and by or at whose direction it is being issued. When any action proposed to be taken would, if taken, entitle shareholders to receive payment for their shares pursuant to § 623 of the New York Business Corporation Law, the notice of such meeting shall include a statement to that effect. Notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days prior to such meeting.

Sec. 1.04. QUORUM. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares of each class of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of shareholders, but despite the absence of a quorum, a majority of the shareholders present may adjourn the meeting to some future time not more than twenty (20) days later, without notice other than announcement at the meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally noticed.

Exhibit 3.1

Sec. 1.05. VOTING. At all meetings of shareholders, all questions, the manner of deciding which is not specifically regulated by statute, by the Certificate of Incorporation or by these By-Laws, shall be determined by vote of a majority of the shares present or represented at such meetings and voting on such questions. For every share of stock standing in his or her name on the books of the Corporation, each shareholder of record of Class A shares shall be entitled to one-tenth vote per share and each shareholder of record of Class B shares shall be entitled to one vote per share. All voting shall be viva voce, except that any shareholder may request that the vote be by ballot, in which case each ballot shall state the name of the shareholder voting and the class and number of shares standing in his name on the books of the Corporation, and in addition, if such ballot be cast by proxy, the name of the proxy shall be stated. The casting of all votes of shareholders shall be governed by the provisions of these By-Laws, except as otherwise expressly provided by law.

Sec. 1.06. BUSINESS TRANSACTED. At the Annual Meeting of Shareholders, directors shall be elected and such other business may be transacted as is properly brought before the meeting in accordance with the following:

(a)Requirements. To be considered as properly brought before an Annual Meeting of Shareholders, business must be: (i) specified in the notice of meeting, (ii) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors or (iii) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such business is given by the shareholder as set forth below and as of the record date for the Annual Meeting of Shareholders in question) of any shares of the Corporation entitled to vote at such Annual Meeting of Shareholders on such business who also complies with the requirements set forth below. Such business must be a proper matter for shareholder action under the New York Business Corporation Law.

(b)Timing. In addition to any other applicable requirements provided by law, for business to be properly brought by a shareholder before an Annual Meeting of Shareholders, such shareholder shall: (i) give timely notice as required by this Section 1.06(b) to the Secretary of the Corporation and (ii) be present at such meeting in person. For all Annual Meetings of Shareholders, a shareholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders (the “Anniversary Date”); provided, however, that in the event the Annual Meeting of Shareholders is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than thirty (30) days after the Anniversary Date, a shareholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.

For purposes of these By-Laws, “public announcement” shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent

Exhibit 3.1

to shareholders of record of the Corporation at the close of business on the day of the mailing of such letter or report.

(c)Proposals. A shareholder’s notice to the Secretary shall set forth as to each matter proposed by such shareholder to be brought before an Annual Meeting of Shareholders:
(i) a brief description of the business the shareholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Corporation’s stock transfer books, of the shareholder proposing such business, (iii) the class or series and number of shares of the Corporation’s capital stock beneficially owned by the shareholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such shareholder’s name on such books, and the class or series and number of shares of the Corporation’s stock beneficially owned by such beneficial owners, (v) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class or series and number of shares of the Corporation’s stock beneficially owned by such other shareholders and (vi) any material interest of the shareholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

(d)Nominations. No person shall be elected by the shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth below:

(i)Nominations of candidates for election as directors of the Corporation at any Annual Meeting of Shareholders may be made only: (A) by, or at the direction of, the Board of Directors or (B) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of a class of shares of the Corporation entitled to vote for the election of the directors and only as to such class of director whose election such shareholder would be entitled to vote thereon at an Annual Meeting of Shareholders, who complies with the timing, informational and other requirements set forth in this Section 1.06. Any shareholder who seeks to make such a nomination must be present in person at the Annual Meeting of Shareholders. Only persons nominated in accordance with the procedures set forth in this Section
1.06 shall be eligible for election as directors at an Annual Meeting of Shareholders. Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in Section 1.06(b).

(ii)In addition to the information required in Section 1.06(c), a shareholder’s notice to the Secretary with respect to a nomination shall set forth as to each person whom the shareholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class or series and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such shareholder notice,
(D) the consent of each nominee to serve as a director if elected, (E) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or

Exhibit 3.1

nominations are to be made by such shareholder or in connection therewith and (F) such information concerning such person as is required to be disclosed concerning a nominee for election as director of the Corporation pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e)If the Board of Directors or a designated committee thereof determines that any proposal or nomination made by a shareholder was not made in a timely fashion in accordance with the provisions of this Section 1.06, or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 1.06 in any material respect, such proposal or nomination shall not be considered at the Annual Meeting of Shareholders in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any proposal or director nomination in the manner set forth above, the presiding officer at the Annual Meeting of Shareholders shall determine whether the proposal or nomination was made in accordance with the terms of this Section 1.06. If the presiding officer determines that any proposal or nomination was not made in a timely fashion in accordance with the provisions of this Section 1.06 or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 1.06 in any material respect, such proposal or nomination shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a proposal or nomination was made in accordance with the requirements of this Section 1.06, the presiding officer shall so declare at the Annual Meeting of Shareholders and ballots shall be provided for use at the meeting with respect to such proposal and/or such nominee shall be eligible for election at the meeting, as applicable.

(f)Notwithstanding the foregoing provisions of this Section 1.06, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law, and nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement, or the Corporation’s right to refuse inclusion thereof, pursuant to Rule 14a-8 under the Exchange Act.

Sec. 1.07. PROXIES. Every shareholder having a right to vote at any meeting or to express consent or dissent shall be entitled to authorize another person or persons to vote for him by proxy. No proxy shall be valid unless it shall be in writing and signed by the shareholder or his attorney-in-fact thereunto duly authorized in writing, and specify the meeting or meetings at which such proxy may be exercised. Every proxy shall be revocable at the pleasure of the person executing it, except to the extent otherwise permitted by and in conformity with law. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in such proxy.

Sec. 1.08. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may

Exhibit 3.1

fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books or the Corporation after any such record date so fixed.

When any determination is made as provided in this Section, such determination shall apply to any adjournment of any meeting except where a new record date is fixed by the Board of Directors for such adjourned meeting.

ARTICLE II DIRECTORS
Sec. 2.01. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors composed of not less than three (3) nor more than fifteen (15) persons, 18 years of age or more, who need not be shareholders. The Board of Directors shall include such number of directors, within the preceding limitations, as shall be determined from time to time by resolution adopted by the vote of a majority of the entire Board.

In addition to being divided into Class A directors and Class B directors, as hereinafter provided, the Board of Directors shall further be divided into three (3) subclasses of directors, which are hereby designated as Class I, Class II and Class III, respectively, which shall be as nearly equal in number as is possible. At each Annual Meeting of Shareholders, directors to succeed those whose terms expire at such Annual Meeting shall be elected to hold office for the term of office specified in Section 2.03.

Except as may otherwise be provided in the Certificate of Incorporation, at least 25% of the Board of Directors, rounded up to the nearest whole number, shall be designated as Class A directors. In the event of any increase in the number of directors, within the limits of this Section, the vacancy or vacancies so resulting shall be filled until the following Annual Meeting of Shareholders by a vote of a majority of the directors then in office, so long as at least 25% of the enlarged Board consists of directors elected by the holders of Class A Common shares or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A Common shares.

The directors elected by the holders of the Class A Common shares shall be designated as Class A-I, Class A-II, or Class A-III, depending upon the term of office for which each such director is elected, and similarly, the directors elected by the holders of the Class B common shares shall be designated as Class B-I, Class B-II, or Class B-III directors, based upon the expiration date of their respective terms of office.

Exhibit 3.1

Sec. 2.02. HOW ELECTED. Directors shall be elected at the Annual Meeting of Shareholders, with the persons to be elected as each Class A or Class B director to be those persons who shall receive a plurality of the votes cast by the holders of the outstanding shares of each such Class of shares and the persons so elected shall constitute the Board of Directors.

Sec. 2.03. TERM OF OFFICE. Each director shall be elected to serve a term of three
(3)years, or such other initial shorter term as the Board of Directors may determine in order to accommodate the classifications of the Board as contemplated by this Article II, and thereafter until his successor has been elected and has qualified.

Sec. 2.04. DUTIES. The Board of Directors may exercise all powers of the Corporation and shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board, regularly convened, and may, by majority vote, take such action and adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with any provisions of law, the Certificate of Incorporation or these By-Laws.

Sec. 2.05. DIRECTOR’S MEETINGS. Regular meetings of the Board shall be held immediately following the Annual Meeting of Shareholders, and at such other times as the Board may determine by resolution. Special meetings of the Board may be called by the Chairman of the Board at any time and shall be called by the Chairman of the Board or the Secretary upon the written request of two (2) directors. Meetings of the Board shall be held at such date, time and place within or without the State of New York as may be determined by the Board.

Sec. 2.06. NOTICE OF MEETING. The Secretary shall serve upon each director a written notice of all meetings of the Board of Directors, other than the regular annual meeting or any regular meeting held in accordance with a resolution establishing such meetings duly adopted by the Board at its regular annual meeting. Such notice shall be addressed to each director at his address as shown on the records of the Secretary and shall specify the place, date and time of such meeting. Such notice shall be delivered personally, by mail (including reputable overnight carrier), by electronic mail, by facsimile transmission, by telegram or given to the director orally, at least three (3) days before the date of such meeting, including the day of mailing. At any meeting at which all directors are present, or of which all directors not present have waived in writing the giving of such notice, any notice otherwise required shall be dispensed with and any business may be transacted which could have been transacted if the same were specified in such notice.

Sec. 2.07. QUORUM. At any meeting of the Board of Directors, a majority of the entire Board shall be necessary to and constitute a quorum for the transaction of business unless otherwise provided by law or by the Certificate of Incorporation but in the event of a quorum not being present, a lesser number may adjourn the meeting to another time and place not more than ten (10) days later, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Exhibit 3.1

Sec. 2.08. VOTING. At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares of stock that he or she may hold. Unless otherwise provided by statute or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Sec. 2.09. VACANCIES. Vacancies in the Board of Directors occurring during terms of office, whether occurring upon removal with or without cause, or otherwise, shall be filled for the remainder of the term by the vote of the holders of the Class of common shares who originally elected the director whose office is vacant, at the next Annual Meeting of Shareholders or Special Meeting of Shareholders called for such purpose following the creation of such vacancy, but until such meeting, the vacancy may be filled by the vote of the remaining directors representing the Class of common shares who originally elected the director whose termination in office created such vacancy.

Sec. 2.10. RESIGNATION. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, or the Secretary of the Corporation. Unless an effective date is specified in such notice, it shall become effective upon receipt by the Board or such officer, and no action on such resignation shall be necessary to make it effective.

Sec. 2.11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of one (1) or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:

(a)the submission to shareholders of any action as to which shareholders’ authorization is required by law;

(b)the filling of vacancies in the Board of Directors or on any committee;

(c)the fixing of compensation of any director for serving on the Board or on any committee;

(d)the amendment or repeal of these By-Laws, or the adoption of new By- Laws;

(e)the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors.

Sec. 2.12. COMPENSATION. The Board of Directors may determine, from time to time, the amount of compensation plus expenses of attendance, to be paid to directors for their

Exhibit 3.1

attendance at any meeting of the Board or of its committees. Salaried employees of the Corporation shall not be paid separate compensation for serving on the Board of Directors.

Sec. 2.13. DIRECTOR EMERITUS. Any person who shall have served as a director of the corporation for 10 or more years, may, upon attaining the age of 70 years, be elected a Director Emeritus by the Board of Directors. The election of a Director Emeritus shall be for a term of one year, and such person may be reelected annually thereafter, by the Board of Directors, at the time of the annual meeting of the Board. A Director Emeritus shall be entitled to attend meetings of the Board of Directors and may participate in such meetings, but shall not have a vote as a director of the Corporation. A Director Emeritus shall receive such compensation as may be established, from time to time, by the Board of Directors.

Sec. 2.14. ELECTRONIC PARTICIPATION. Any one or more members of the Board of Directors, or of any Committee of the Board, may participate in any regular or special meeting of the Board or any Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

ARTICLE III [RESERVED]

ARTICLE IV OFFICERS
Sec. 4.01. GENERAL. The Board of Directors shall elect or appoint from among the directors a Chairman of the Board, who shall be deemed to be an officer of the Corporation. The Board of Directors shall also elect or appoint a Chief Executive Officer, a Chief Financial Officer, a Secretary, and a Treasurer. The Board of Directors may (but shall not be required to) elect or appoint one or more Vice Chairmen of the Board from among the directors, a Chief Operating Officer, a President, one or more Executive Vice Presidents and one or more Vice Presidents (the number and titles of such Executive Vice Presidents or Vice Presidents to be determined by the Board), and such other officers, assistant officers, agents and employees as it shall deem necessary, who shall have such authority and shall perform such duties as shall be prescribed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Sec. 4.02. ELECTION. Each officer of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately following the Annual Meeting of Shareholders, and shall hold office until the meeting of the Board immediately following the next Annual Meeting of Shareholders, and the election and qualification of his or her successor. Between Annual Meetings, the Board of Directors may appoint new additional officers or fill an officer vacancy at any time.

Exhibit 3.1

Sec. 4.03. SENIOR MANAGEMENT OFFICIAL. The Board of Directors from time to time shall designate an officer of the Corporation as “the senior management official” for purposes of the United States National Industrial Security Program Operating Manual (“NISPOM”) or any successor or equivalent requirement with respect to the Corporation’s performance of classified contracts. With respect to matters of industrial security and compliance with the NISPOM, the Senior Management Official (“SMO”) shall be solely responsible for management and operational decisions of the Corporation’s industrial security program, be accountable only to the Board of Directors, and shall have the authority to limit or deny access by any other officer or individual employed by the Corporation, except the SMO, Facility Security Officer and Insider Threat Program Senior Official to classified materials. The Board shall only designate an individual as the SMO who holds or can obtain a personnel security clearance and otherwise satisfy the requirements of the NISPOM. Without specific action by the Board to designate an individual as the SMO, no officer or other individual shall be deemed to be the SMO merely by election or appointment as an officer of the Corporation.

Sec. 4.04. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation, subject to specific directions and limitations established by the Board of Directors from time to time, shall be as follows:

CHAIRMAN OF THE BOARD

The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors, and shall have such other powers and perform such duties as may from time to time be assigned by the Board, including the specified duties of any other officers.

VICE CHAIRMAN OF THE BOARD

The Vice Chairman of the Board, or if there be more than one, the Vice Chairmen of the Board, shall have such powers and perform such duties as may from time to time be assigned by the Board of Directors.

CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall be ultimately responsible for the day-to-day operations, management and activity of the Corporation, the execution, carrying out and fulfillment of all policies, determinations and regulations of the Board of Directors, the formulation and presentation to the Board of Directors of long-range plans for the Corporation, and shall have such other powers and perform such duties as may from time to time be assigned by the Board of Directors.

CHIEF OPERATING OFFICER

The Chief Operating Officer, if elected or appointed by the Board of Directors, shall generally assist and report to the Chief Executive Officer, and shall have such other powers and perform such duties as may from time to time be assigned by the Board of Directors or Chief Executive Officer, with the exception of the duties and responsibilities of the Chief Executive Officer or the SMO.

Exhibit 3.1

PRESIDENT

The President, if elected or appointed by the Board of Directors, shall have such other powers and perform such duties as may from time to time be assigned by the Board of Directors or Chief Executive Officer, except for duties and responsibilities required of the Chief Executive Officer and the SMO may only be assigned by the Board of Directors.

EXECUTIVE VICE PRESIDENT

The Executive Vice President, or if there be more than one-elected or appointed by the Board of Directors, the Executive Vice Presidents in order of their seniority, by title, or in such other order determined by the Board of Directors, shall generally assist the Chief Executive Officer and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe, except for duties and responsibilities required of the Chief Executive Officer and the SMO may only be assigned by the Board of Directors.

CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall be responsible for the affairs and obligations of the Corporation involving financial matters, financial controls, accounting policies, risk management, securities regulation and disclosure, and shall have such other powers and perform such other duties or may from time to time be assigned by the Board of Directors.

VICE PRESIDENT

The Vice President, or if there be more than one, the Vice Presidents in order of their seniority, by title, or in any other order determined by the Board of Directors, shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe, except for the duties and responsibilities required of the Chief Executive Officer and the SMO may only be prescribed by the Board of Directors.

SECRETARY

The Secretary shall attend all meetings of the Board and all meetings of shareholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his or her signature or the signature of the Treasurer, Assistant Secretary or Assistant Treasurer. The Secretary shall keep in safe custody the certificate books and

Exhibit 3.1

shareholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary.

ASSISTANT SECRETARY

The Assistant Secretaries, if any, in order of their seniority or any other order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties incident to the office of Secretary as the Board of Directors or the Secretary shall prescribe.

TREASURER

The Treasurer shall have care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. Except as otherwise provided by resolution of the Board of Directors, the Treasurer shall disburse funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Financial Officer, Chief Executive Officer, and directors at any regular meeting of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ASSISTANT TREASURER

The Assistant Treasurers, if any, in order of their seniority or in any other order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of Treasurer, and shall perform such other duties incident to the office of Treasurer as the Board of Directors or the Treasurer shall prescribe.

CONTROLLER

The Controller, if any, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall have adequate audits thereof currently and regularly made. In conjunction with other officers, the Controller shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with maximum safety, efficiency and economy. The Controller shall attend such meetings and shall report to the Chief Financial Officer, the Chief Executive Officer or the Board, as the Board of Directors may prescribe.

Exhibit 3.1

ASSISTANT CONTROLLER

The Assistant Controller, or if there be more than one, the Assistant Controllers in order of their seniority or any other order determined by the Board of Directors, shall in the absence or disability of the Controller, perform the duties and exercise the powers of Controller, and shall perform such other duties incident to the office of Controller as the Board of Directors or the Controller shall prescribe.

Sec. 4.05. VACANCIES, HOW FILLED. All vacancies in any office shall be filled for the unexpired portion of the term by the Board of Directors without undue delay at its next regular meeting or at a meeting specifically called for that purpose.

Sec. 4.06. REMOVAL OF OFFICERS. The Board of Directors may remove any officer at any time, with or without cause, by a majority vote of the entire Board.

Sec. 4.07. RESIGNATION. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors or the Secretary of the Corporation. Unless an effective date is specified in such notice, it shall become effective upon receipt by the Chairman of the Board or such officer, and no action on such resignation shall be necessary to make it effective.

Sec. 4.08. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Executive Compensation Committee, if any, unless otherwise provided by the Board of Directors. The fact that any officer is a director shall not preclude such officer from receiving a salary or from voting upon any resolution establishing the same.

ARTICLE V CORPORATE SEAL

Sec. 5.01. FORM. The Board of Directors shall adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal, New York” and such other matters as the Board of Directors may consider proper.

ARTICLE VI SHARE CERTIFICATES
Sec. 6.01. FORM; SIGNATURE. The certificates for shares shall be in such form as the Board of Directors may determine from time to time. Such certificates shall be signed by the Chief Executive Officer and the Secretary or Treasurer and shall be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is

Exhibit 3.1

signed by a transfer agent or registered by a registrar, other than the Corporation itself, the signatures of any such Chief Executive Officer, Secretary or Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued with the same effect as if he were such officer and had not ceased to be such at the date of its issue.

Every certificate of stock issued by the Corporation shall plainly state upon the face thereof: That the Corporation is formed under the laws of the State of New York; the name of the registered holder; the number, kind and class of shares, and the designation of the series, if any, which it represents; and the par value of each share represented by such certificate or a statement that such shares are without par value.

Each series of certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation’s books as well as on the face of such certificate.

Sec. 6.02. TRANSFERS OF CERTIFICATES. Certificates for shares of the Corporation shall be transferable on the books of the Corporation, by the holder thereof in person or by his attorney, upon surrender for cancellation of such certificates, together with evidence of succession, assignment or authority to transfer and payment of any applicable transfer taxes.

Sec. 6.03.    LOST, STOLEN OR DESTROYED STOCK CERTIFICATES. No
certificate for shares of stock shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of evidence of the loss, theft or destruction, and upon indemnification of the Corporation and its agents to the extent and in the manner the Board of Directors may from time to time prescribe.

Sec. 6.04. REGULATIONS. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient, concerning the issue, transfer and registration of certificates for shares.

Sec. 6.05. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or transfer clerks and/or one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or transfer clerk and/or a registrar of transfers. The Board may at any time terminate the appointment of any transfer agent or transfer clerk or any registrar of transfers.

Sec. 6.06. OWNER OF CERTIFICATE. The holder of record of any certificate for shares shall be deemed the holder in fact thereof and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such certificate on the part of any other persons, whether or not it shall have actual other or notice thereof, except as otherwise expressly provided by law.

ARTICLE VII DIVIDENDS

Exhibit 3.1

Sec. 7.01. WHEN DECLARED. Within any limitations in the Certificate of Incorporation and to the extent permitted by law, the Board of Directors may declare dividends from the surplus profits of the Corporation in cash, in property, or in the shares of the Corporation, whenever, in its opinion, the conditions of the Corporation’s affairs will render it expedient for such dividends to be declared.

Sec. 7.02. PAYMENT. The Board of Directors, in declaring any dividend, may determine the shareholders entitled to receive such dividend by fixing a record date for the determination of shareholders and making any such dividend payable only to those persons who are shareholders of record as of such date. The Board may also determine the date when payment of any such dividend is to be made.

Sec. 7.03. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the same manner as it was created.

ARTICLE VIII

CONTRACTS, BILLS, NOTES, DEPOSITORIES

Sec. 8.01. BILLS, NOTES, ETC. All bills payable, notes, checks, drafts, warrants or other negotiable instruments shall be made in the name of the Corporation, and shall be signed and countersigned by such officers or agents as shall be designated by resolution of the Board of Directors. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.

Sec. 8.02. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general and continuing or may be confined to specific instances. An authorized officer or agent that enters into any contract or executes and delivers any instrument related to the performance of a contract subject to the United States National Industrial Security Program shall be a U.S. citizen.

Sec. 8.03. DEPOSITORIES. The Board of Directors shall designate the trust company, or trust companies, bank or banks, in which shall be deposited the money or securities of the Corporation.

Exhibit 3.1

ARTICLE IX OFFICES
Sec. 9.01. PRINCIPAL OFFICE. The principal office of the Corporation shall be at
Seneca and Jamison Road, East Aurora, County of Erie and State of New York, and the exact address of such office may be determined, and changed, from time to time by resolution of the Board of Directors.

Sec. 9.02. OTHER OFFICES. The Corporation may have offices and places of business at such other places within or without the State of New York, as the Board of Directors may from time to time determine, or the business of the Corporation may require.

ARTICLE X FISCAL YEAR
Sec. 10.01. FISCAL YEAR. Unless otherwise fixed by resolution of the Board of
Directors, the fiscal year of the Corporation shall end on the last Saturday in September in each year.

ARTICLE XI INSPECTORS OF ELECTION
Sec. 11.01. APPOINTMENT. The Board of Directors, prior to the Annual Meeting of
Shareholders in each year, shall appoint one or more inspectors of election to act at such Annual Meeting of Shareholders and at all other meetings of shareholders held during the ensuing year. In the event of the failure of the Board of Directors to make any such appointments, or if any inspector of election shall for any reason fail to attend and act at such meeting, an inspector of election or inspectors of election, as the case may be, may be appointed by the chairman of the meeting at which such inspectors are to act.

ARTICLE XII AMENDMENTS
Sec. 12.01. BY SHAREHOLDERS. These By-Laws may be amended or repealed and new By-Laws adopted by vote of the holders of all shares at the time entitled to vote in the election of directors. Unless a separate class vote is required by statute or the Certificate of Incorporation, a majority of the votes cast by the holders of all shares voting as single class at any meeting duly called in accordance with these By-Laws is necessary for such action.

Sec. 12.02. BY DIRECTORS. These By-Laws may also be amended or repealed and new By-Laws adopted at any regular or special meeting of the Board of Directors, by the affirmative vote of a majority of the entire Board. Any By-Law amended, repealed or adopted by the Board may be amended or repealed by the shareholders at any Annual Meeting of

Exhibit 3.1

Shareholders, or at any Special Meeting of Shareholders called for that purpose, by the affirmative vote of the holders of a majority of the shares at the time entitled to vote for the election of directors.

ARTICLE XIII INDEMNIFICATION
Sec. 13.01.    INDEMNIFICATION.

(a)The Corporation shall indemnify its directors and officers and every other person whom the Corporation may indemnify under Section 722 of the New York Business Corporation Law as now in effect or as hereafter amended (or any successor provision) to the fullest extent permissible under and consistent with the New York Business Corporation Law.

The right of indemnification provided in this Section 13.01 shall not be deemed exclusive of any other rights to which such director or officer or other person may be entitled apart from this Section 13.01.

(b)In furtherance and not in limitation of the provisions of Section 13.01(a) of this Article XIII:

(i)Non-Exclusivity of Rights. The Corporation may indemnify any person to whom the Corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (A) a resolution of shareholders,
(B) a resolution of the Board of Directors or (C) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or directors or otherwise.

(ii)Expenses. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 13.01(a) the funds necessary for payment of expenses, including reasonable attorneys’ fees, incurred in connection with any action or proceeding referred to in Section 13.01(a), up on receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to such person establishes that (A) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (B) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

(iii)Interpretation of Rights to Indemnification. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section shall be entitled to the greater of the indemnification (or advancement of

Exhibit 3.1

expenses) provided (A) under the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or (B) under the applicable law in effect at the time indemnification (or advancement of expenses) is sought.

(iv)Other Rights. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Section, (A) shall be deemed to arise from a contract between the Corporation and any person entitled to be indemnified or to the reimbursement or advancement of expenses pursuant to this Section 13.01(b), pursuant to which such person may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the such person and (B) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person, and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

(v)Right of Claimant to Bring Suit. If a request to be indemnified is made under Section 13.01(a) of this Article XIII, the Board shall make a determination pursuant to § 723(b) of the New York Business Corporation Law within 30 days after such request as to whether the person so requesting indemnification is entitled to indemnification under this Article XIII and the New York Business Corporation Law. If a request to be indemnified or for the reimbursement or advancement of expenses under Section 13.01(b) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law or hereunder for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law or hereunder, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(vi)Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.

Exhibit 3.1

(vii)Separability. If this Section 13.01 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, any every other person covered by this Section as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 13.01(b) that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XIV EXCLUSIVE FORUM
Section 14.01. EXCLUSIVE FORUM. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the New York Business Corporation Law or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the County of Erie in the State of New York (or, if no state court located within the County of Erie in the State of New York has jurisdiction, the U.S. District Court for the Western District of New York (Buffalo Division)).

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